POWER OF ATTORNEY



     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED INVESTMENT PORTFOLIOS and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                       TITLE                        DATE

/s/John F. Donahue            Chairman and Trustee           October 18, 1995
John F. Donahue                (Chief Executive Officer)

/s/J. Christopher Donahue     President and Trustee          October 18, 1995
-------------------------
J. Christopher Donahue

/s/David M. Taylor            Treasurer                      October 18, 1995
------------------
David M. Taylor               (Principal Financial and
                              Accounting Officer)


/s/Thomas G. Bigley           Trustee                        October 18, 1995
Thomas G. Bigley

/s/John T. Conroy, Jr.        Trustee                        October 18, 1995
John T. Conroy, Jr.

/s/William J. Copeland        Trustee                        October 18, 1995
William J. Copeland

/s/James E. Dowd              Trustee                        October 18, 1995
James E. Dowd

/s/Lawrence D. Ellis, M.D.    Trustee                        October 18, 1995
Lawrence D. Ellis, M.D.

/s/Edward L. Flaherty, Jr.    Trustee                        October 18, 1995
Edward L. Flaherty, Jr.

/s/Peter E. Madden            Trustee                        October 18, 1995
Peter E. Madden

/s/Gregor F. Meyer            Trustee                        October 18, 1995
Gregor F. Meyer

/s/John E. Murray, Jr.        Trustee                        October 18, 1995
John E. Murray, Jr.

/s/Wesley W. Posvar           Trustee                        October 18, 1995
Wesley W. Posvar

/s/Marjorie P. Smuts          Trustee                        October 18, 1995
Marjorie P. Smuts

Sworn to and subscribed before me this 18th day of October, 1995.



/s/Marie M. Hamm
Marie M. Hamm, Notary Public
My Commission Expires: September 16, 1996

[Notarial Seal]